Exhibit 10.3

AMENDMENT 2014-2

TO THE

DEVON ENERGY CORPORATION

INCENTIVE SAVINGS PLAN

The Devon Energy Corporation Incentive Savings Plan (the “Plan”) is amended effective as of March 7, 2014, or such later date as of the occurrence of the “Closing” of the “Mergers” as defined under the Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Gas Services, L.P., Acacia Natural Gas Corp I, Inc., Crosstex Energy, Inc., New Public Rangers, L.L.C., Boomer Merger Sub, Inc. and Rangers Merger Sub, Inc., dated October 21, 2013, as follows:

1. A new Appendix H (“Special Provisions for Employees Transferring to EnLink Midstream Operating, LP”) is hereby added at the end of the Plan as follows:

“APPENDIX H

SPECIAL PROVISIONS FOR EMPLOYEES

TRANSFERRING TO ENLINK MIDSTREAM OPERATING, LP

This Appendix H shall apply with regard to those Employees who (a) transfer to EnLink Midstream Operating, LP in connection with the closing of the transaction set forth in the EnLink Merger Agreement (as defined in Section 3 of this Appendix) and (b) cease being Eligible Employees upon such transfer.

1. Transfer of Employees to EnLink Midstream Operating, LP. Each Transferring Employee (as defined in Section 3 of this Appendix) shall cease to be an Eligible Employee on his Severance from Service in accordance with the terms of the Plan. The provisions of the Plan shall apply to such Transferring Employee, except as provided in this Appendix.

2. Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:

(a)	Special Eligibility for True-Up Matching Contribution. An EnLink Transferring Employee shall continue to be eligible to receive a True-Up Matching Contribution for the quarter in which he becomes an employee of EnLink Midstream Operating, LP even though such Participant is not an Employee on the last day of such applicable quarter of the Plan Year.

(b)	Special Vesting for EnLink Transferring Employees. An EnLink Transferring Employee shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account that is subject to the vesting schedule described in Section 7.02(a) of the Plan.

(c)	Special Rollover of Loans. An EnLink Transferring Employee who is an Eligible Borrower may make a direct rollover, as described in Section 8.08 of the Plan, of the full unpaid balance of any loan plus applicable interest to any “qualified employer plan” (as defined in Code section 72(p)(4) that

IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2014-2 to the Devon Energy Corporation Incentive Savings Plan to be executed this 7th day of March 2014.

DEVON ENERGY CORPORATION

By:	/s/ Frank W. Rudolph
Name:	Frank W. Rudolph
Title:	Executive Vice President, Human Resources

[Signature Page to Amendment 20142 to the Devon Energy Corporation Incentive Savings Plan]